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                                                                EXHIBIT 1.02

                    HOLLINGER INTERNATIONAL INC.
                      (a Delaware corporation)


              2,000,000 Shares of Class A Common Stock


                  INTERNATIONAL PURCHASE AGREEMENT



                                                            August    , 1996


MERRILL LYNCH INTERNATIONAL LIMITED
BEAR, STEARNS INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
CIBC WOOD GUNDY SECURITIES PLC
TD SECURITIES INC.
    As Lead Managers of the several Managers
MERRILL LYNCH CANADA INC.
CIBC WOOD GUNDY SECURITIES INC.
    As Sub-underwriters
c/o Merrill Lynch International Limited
Ropemaker Place
25 Ropemaker Street
London ECZ4
9D4
England

Ladies and Gentlemen:

          Hollinger International Inc., a Delaware corporation (the "Company") and currently a majority-owned subsidiary of Hollinger Inc., a Canadian corporation ("Hollinger"), confirms its agreements with Merrill Lynch International ("Merrill Lynch"), Bear, Stearns International Limited ("Bear, Stearns"), Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), CIBC Wood Gundy Securities plc ("CIBC"), TD Securities Inc. and each of the other underwriters named in Schedule I hereto (collectively, the "Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10), for whom Merrill Lynch, Bear, Stearns, DLJ, CIBC and TD Securities Inc. are acting as lead Managers (in such capacity, the "Lead Managers"), with respect to (i) the sale by the Company and the purchase by the Managers, acting severally and not jointly, of the respective number of shares totalling 2,000,000 shares of Class A Common Stock,







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par value $.01 per share, of the Company (the "Common Stock") set forth in said Schedule I and (ii) the grant by the Company to the Managers, acting severally and not jointly, of the option described in section 2(e) hereof to purchase all or any part of 300,000 additional shares of Common Stock (the "International Option Securities") to cover over-allotments. The Common Stock (the "Initial International Securities") and any or all part of the International Option Securities to be purchased by the Managers are collectively hereinafter called the "Securities".

          It is understood that the Company is currently entering into a United States Purchase Agreement, dated the date hereof (the "U.S. Purchase Agreement"), providing for the sale by the Company of 8,000,000 shares of the Common Stock (the "U.S. Initial Securities") through arrangements with certain underwriters in the United States (the "U.S. Underwriters" and, together with the Managers, the "Underwriters"), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and DLJ are acting as representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters of an option to purchase any or all part of the U.S. Underwriters' pro rata portion of 1,200,00 additional shares of Common Stock (the "U.S. Option Securities") to cover over-allotments. The U.S. Initial Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Company is not obligated to sell, and the Managers are not obligated to purchase, any Initial International Securities unless all of the U.S. Initial Securities are contemporaneously purchased by the U.S. Underwriters. The International Securities and the U.S. Securities are hereinafter collectively referred to as the "Offered Securities".

          The Company understands that the U.S. Underwriters will simultaneously enter into an agreement with the Managers dated the date hereof (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the U.S. Underwriters and the Managers, under the direction of Merrill Lynch.

          Concurrently with the execution of this Agreement, the Company and Merrill Lynch, Bear, Stearns, and DLJ are entering into a purchase agreement (the "PRIDES Purchase Agreement") pursuant to which the Company will issue and sell to Merrill Lynch, Bear, Stearns and DLJ, as


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representatives of the several underwriters named in Schedule 1 to the PRIDES Purchase Agreement, 15,000,000 ___% Preferred Redeemable Increased Dividend Equity Securities (the "PRIDES") in the initial principal amount of $ . The pricing terms for the PRIDES shall be set forth in a separate agreement (the "PRIDES Price Determination Agreement"), the form of which shall be attached to the PRIDES Purchase Agreement.

          You have advised us that you and the other Managers acting severally and not jointly, desire to purchase the Securities, and that you have been authorized by the other Managers to execute this Agreement and the Price Determination Agreement referred to below on their behalf.

          The public offering price per share for the Securities and the purchase price per share to be paid by the several Managers shall be agreed upon by the Company and the Lead Managers, acting on behalf of the several Managers, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "International Price Determination Agreement"). The International Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Lead Managers and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the International Price Determination Agreement. From and after the date of the execution and delivery of the International Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" or "herein" shall be deemed to include, the International Price Determination Agreement.

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-06075) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933 (the "1933 Act"), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The term "Registration Statement" as used in this Agreement means the registration statement (including all


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financial schedules and exhibits), as amended at the time it becomes effective, and as thereafter amended by post-effective amendment, and any registration statement and any amendments thereto filed pursuant to Rule 462(b) of the 1933 Act relating to the offering covered by the initial registration statement (the "Rule 462(b) Registration Statement"). The term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement, or, if the prospectuses included in the Registration Statement omit information in reliance on Rule 430A under the 1933 Act and such information is included in prospectuses filed with the Commission pursuant to Rule 424(b) under the 1933
Act, the term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses filed with the Commission pursuant to Rule
424(b) ("Rule 430A Information").

          The Company has also prepared and filed with securities commissions and securities regulatory authorities (the "Canadian Securities Commissions") in all the Provinces of Canada except Quebec (the "Offering Provinces") a preliminary prospectus (the "Canadian Preliminary Prospectus") relating to the Securities, and either (A) has prepared and filed with the Canadian Securities Commissions a final prospectus relating to the Securities (the "Canadian Final Prospectus") or (B) if the Company has elected to rely on Rule 430A, has prepared and filed with the Canadian Securities Commissions the Canadian Final Prospectus omitting the Rule 430A Information and will prepare and file promptly after the execution and delivery of the International Price Determination Agreement a supplemented prospectus setting forth such Rule 430A Information, all in accordance with National Policy Statement No. 45
- - Multijurisdictional Disclosure System ("MJDS") of the Canadian Securities Administrators. The prospectuses (the "Canadian Prospectuses") relating to the offering of the Securities in Canada (the "Canadian Offering") will be identical to the Prospectuses relating to the offering of the Securities outside of Canada except for certain substitute pages.

          The Canadian Final Prospectus for which receipts have been obtained from the Canadian Securities Commissions is herein referred to as the "Canadian Prospectus", except that, if a supplemented final prospectus containing the Rule 430A Information is thereafter furnished for use in


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connection with the offering of the Securities in the Offering
Provinces, the term "Canadian Prospectus" shall refer to such final supplemented prospectus. Any amendment to the Canadian Prospectus, any amended or supplemental prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under the securities laws of the Offering Provinces prior to the Closing Date (as hereinafter defined) or prior to the expiry of the period of distribution of the Securities in the Offering Provinces is referred to herein collectively as the "Supplementary Material".

          The Company understands that the Managers and the Sub-underwriters (defined below) propose to make a public offering of the Securities outside the United States as soon as the Managers deem advisable after the Registration Statement becomes effective, a receipt for the Canadian Final Prospectus is issued by each of the Canadian Securities Commissions and the International Price Determination Agreement has been executed and delivered.

          The Company further understands that a portion of the Securities may be offered and sold in a public offering in the Offering Provinces by Merrill Lynch Canada Inc., an affiliate of Merrill Lynch, and CIBC Wood Gundy Securities Inc., an affiliate of CIBC Wood Gundy Securities plc (collectively, the "Sub-underwriters") and by TD Securities Inc. (TD Securities Inc. and the Sub-underwriters being collectively referred to herein as the "Canadian Underwriters"). The Sub-underwriters, subject to the terms and conditions set forth herein, severally and not jointly, agree and covenant with the Company to use reasonable efforts to sell the Securities in the Offering Provinces.

          SECTION 1. Representations and Warranties. (a) The Company represents and warrants to the Managers and the Sub-underwriters as of the date hereof and as of the date of the International Price Determination Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

          (i) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto or any Rule 462(b) Registration Statement or amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when


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     filed with the Commission under Rule 424(b) under the 1933 Act, complied or will comply in all material respects with the provisions of the 1933 Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Managers furnished to the Company in writing by or on behalf of the Managers through you expressly for use therein.

          (ii) (A) The Company satisfies the eligibility requirements in order to use the MJDS to distribute the Securities in the Offering Provinces.

          (B) The Canadian Preliminary Prospectus and the Canadian Final Prospectus, together with all documents incorporated therein by reference, have been filed with the Canadian Securities Commissions in the Offering Provinces; the Canadian Prospectus will conform to the Prospectus except for such deletions therefrom and additions thereto as are permitted or required under MJDS and the applicable rules of the Canadian Securities Commissions.

          (C) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Canadian Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (b) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (c) the Registration Statement complies and, as amended and supplemented, if applicable, will comply in all material respects with the 1933 Act and the applicable rules and regulations of the Commission thereunder as interpreted and applied by the Commission and the Canadian Prospectus complies and, as amended


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     and supplemented, if applicable, will comply in all material respects with the rules of the MJDS; and (d) the Canadian Prospectus and any Supplementary Material, as of their respective date of filing, constitute and, as amended or supplemented, if applicable, will constitute full, true and plain disclosure of all material facts relating to the Securities and do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Canadian Prospectus made in reliance upon and in conformity with information relating to the Managers or the Sub-underwriters furnished to the Company in writing by or on behalf of the Managers or the Sub-underwriters through you expressly on their behalf.

          (D) No order having the effect of ceasing or suspending the distribution of the Securities has been issued by a Canadian Securities Commission in any of the Offering Provinces nor have any proceedings for any such purpose have been threatened.

          (ii) All the outstanding shares of common stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; and the authorized capital stock of the Company conforms to the description thereof in the Registration Statement, the Prospectus and the Canadian Prospectus. Except as described in the Prospectus and the Canadian Prospectus or documents incorporated by reference therein, there are no outstanding options, warrants or other rights issued by the Company calling for the issuance of, nor any written agreement entered into by the Company or oral commitments of the Company to issue, any shares of capital stock or any other security of the Company or any security convertible into or exchangeable or exercisable for capital stock or any other security of the Company.

          (iii) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with corporate


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     power and authority to own, lease and operate its properties and to conduct its business as described in the Registration
     Statement, the Prospectus and the Canadian Prospectus.

          (iv) The only significant subsidiaries (as defined in the 1933 Act) of the Company are the subsidiaries listed in
     Schedule II hereto (each a "Subsidiary" and collectively the "Subsidiaries") . Each Subsidiary is a corporation duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Canadian Prospectus, and is duly qualified as a foreign corporation for the transaction of business in and is in good standing under the laws of each other jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of such Subsidiary; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth or described in the Registration Statement or the Prospectus and the Canadian Prospectus, all shares of the capital stock of the Subsidiaries that are owned directly or indirectly by the Company are owned free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

          (v) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus and the Canadian Prospectus but are not described as required, or which might have a material adverse effect on the condition (financial or other), properties, net worth or results of operations of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might


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     materially and adversely affect the consummation of this
     Agreement; all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus and the Canadian Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the 1933 Act.

          (vi) Except as set forth in the Prospectus and the Canadian Prospectus, neither the Company nor any of the Subsidiaries (A) is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents,
     (B) is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (C) is in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clause (B) with respect to the Subsidiaries, where such violation does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries considered as one enterprise.

          (vii) Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement and the International Price Determination Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby (A) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official


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     (except such as may be required for the registration of the
     Securities under the 1933 Act and the Exchange Act, compliance with the securities or Blue Sky laws of various jurisdictions and compliance with the securities laws of the Offering Provinces in connection with the purchase and the distribution of the Securities in the Offering Provinces by the Canadian Underwriters, all of which have been or will be effected in accordance with this Agreement) or violates or will violate the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or any of the Subsidiaries or (B) constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound (except where consents or waivers as to such default or breach have been obtained prior to the time of the execution of the International Price Determination Agreement (the "Pricing Time")), or violates or will violate any statute, law, regulation or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

          (viii) The Securities to be sold by the Company pursuant to this Agreement have been duly authorized and, when issued and delivered by the Company upon receipt of the payment therefor in accordance with this Agreement, will be validly issued, fully paid and non-assessable; no holder thereof will be subject to personal liability by reason of being such holder; such Securities are not subject to the preemptive or other similar rights of any stockholder of the Company arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company or any of its Subsidiaries is a party.

          (ix) KPMG Peat Marwick, who have certified or shall certify certain of the financial statements included in the Registration Statement, the Prospectus


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     and the Canadian Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the 1933 Act.

          (x) The consolidated financial statements of the Company and its subsidiaries, together with related notes, included in the Registration Statement, the Prospectus and the Canadian Prospectus (and any amendment or supplement thereto), (A) in the case of the historical financial statements present fairly the consolidated financial position and the results of operations of the Company and its subsidiaries and (B) in the case of the pro forma financial statements present fairly, on a pro forma basis, the consolidated financial position and the results of operations of the Company and its subsidiaries, including The Telegraph plc ("Telegraph"), and its equity investments in Southam Inc. ("Southam") and John Fairfax Holdings Limited ("Fairfax"), in each case on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply. Such financial statements, pro forma financial statements and related notes have been prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement, the Prospectus and the Canadian Prospectus (and any amendment or supplement thereto), including the reconciliation to Canadian generally accepted accounting principles of the unaudited condensed consolidated financial statements of the Company and the unaudited pro forma condensed consolidated financial statements of the Company included in the Canadian Prospectus, are accurately presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

          (xi) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the International Price Determination Agreement have been duly and validly authorized by the Company, and this Agreement and the International Price Determination Agreement have been duly executed and delivered by the Company.


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          (xii) Except as disclosed in the Registration Statement,
     the Prospectus and the Canadian Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Prospectus and the Canadian Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its subsidiaries considered as one enterprise, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and its subsidiaries considered as one enterprise.

            (xiii) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus and the Canadian Prospectus as being owned by them (excluding properties owned by West Ferry Printers, Trafford Park Printers, Fairfax or Southam), free and clear of all liens, claims, security interests or other encumbrances except to the extent such are set forth or described in the Registration Statement, the Prospectus and the Canadian Prospectus or in a document filed as an exhibit to the Registration Statement or are not material to the business of the Company and its subsidiaries considered as one enterprise and all the property described in the Prospectus and the Canadian Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases with such exceptions as are not material to the business of the Company and its subsidiaries considered as one enterprise and do not interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries.

          (xiv) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to cause or result in stabilization or manipulation of the price of the Common Stock or any


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     outstanding securities convertible into or exchangeable or exercisable for the Common Stock; and neither the Company nor any of its affiliates has distributed or will distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than any preliminary prospectus filed with the Commission or the Prospectuses or the Canadian Prospectuses or other material permitted by the 1933 Act or the 1933 Act Regulations or, in Canada, permitted by the securities laws of the Offering Provinces.

          (xv) The Company and each of the Subsidiaries has such governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus and the Canadian Prospectus, with such exceptions as are not material to the business of the Company and its subsidiaries considered as one enterprise and do not interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries or are otherwise disclosed; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, with such exceptions as are not material to the business of the Company and its subsidiaries considered as one enterprise and do not interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries or are otherwise disclosed; and, except as described in the Prospectus and the Canadian Prospectus, none of such permits contains any restriction that is materially burdensome to the Company and its subsidiaries considered as one enterprise.

          (xvi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements


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     in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xvii) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus and the Canadian Prospectus.

          (xviii) Except as described in the Registration Statement, the Prospectus and the Canadian Prospectus, the Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, with such exceptions as are not material to the financial position of the Company and its subsidiaries considered as one enterprise.

          (xix) The Company and the Subsidiaries own, or possess adequate rights to use, all patents, trademarks, service marks, trade names, copyrights, licenses, and rights described in the Prospectus and the Canadian Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

          (xx) The Company is not now, and after sale of the Securities to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus and the Canadian Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xxi) The Company has complied with all provisions of Florida Statutes, ss. 517.075, relating to issuers doing business with Cuba.

          (xxii) The Securities conform to the descriptions thereof contained in the Prospectus and the Canadian Prospectus.

          (xxiii) Except for the registration rights granted to certain lenders and described in Registration Statement No. 333-04697 of the Company and the registration rights under the agreement dated as of May 30, 1996 among the Company and Toronto Dominion Securities, Inc., no holder of any security of the Company nor any other person has any right, contractual or otherwise, to have any securities included in the Registration Statement or the right, because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, to require registration of any security of the Company under the Act.

          (xxiv) Except as set forth in the Prospectus and the Canadian Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which might be expected to result in a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries considered as one enterprise.

          (xxv) Except as set forth in the Registration Statement and except as would not result in a material effect on the condition (financial or other), or business, properties, net worth or results of operations of the Company and its subsidiaries considered as one enterprise, and which would not materially and adversely affect the consummation of this Agreement, (i) to the knowledge of the Company after reasonable inquiry, the Company is not in violation of any applicable Federal, foreign, state or local environmental law or any applicable order of any governmental authority with respect thereto; (ii) the Company is not in violation of or subject to any existing, or pending or, to the Company's knowledge, threatened action, suit, investigation, inquiry or proceeding by any governmental authority nor is the

     Company subject to any environmental claim by any citizens' group or to remedial obligations under any applicable Federal, foreign, state or local environmental law; (iii) the Company and its subsidiaries are in compliance with all permits or similar authorizations, if any, required to be obtained or filed in connection with their operations including, without limitation, emissions, discharges, treatment, storage, disposal or release of a Hazardous Material into the environment except where any noncompliance could not reasonably be expected to have a material adverse effect on the operations of the Company and its subsidiaries; and (iv) to the knowledge of the Company after reasonable inquiry, no Hazardous Materials have been disposed of or released by the Company or its subsidiaries at, under or on any property currently or formerly owned or operated by the Company or its subsidiaries, except in accordance with applicable environmental laws. The term "Hazardous Material" means any oil (including petroleum products, crude oil and any fraction thereof), chemical, contaminant, pollutant, solid or hazardous waste or material, or Hazardous Substance (as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act and regulations thereunder), that is regulated as toxic or hazardous to human health or the environment under any Federal, foreign, state or local environmental law.

          (xxvi) The Company and each other person or entity that, together with the Company, is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") (each such person or entity being an "ERISA Affiliate"), complies in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code with respect to each pension plan (as defined in Section 3(2) of ERISA) maintained by the Company or such ERISA Affiliate, and none of the Company or any of its ERISA Affiliates has incurred any material liability to any pension plan or to the Pension Benefit Guaranty Corporation that has not been fully paid as of the date hereof (except as disclosed in the Registration Statement, the Prospectus and the Canadian Prospectus (or any amendment or supplement thereto).

          (b) Any certificate signed by an officer of the Company and delivered to the Managers or to the Sub-underwriters or to both or to counsel for the Managers shall be deemed a representation and warranty by the Company to the Managers and the Sub-underwriters as to the matters covered thereby.

          SECTION 2. Sale and Delivery to Managers; Closing. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Managers, and the Managers agrees to purchase from the Company, at the purchase price per share set forth in the International Price Determination Agreement, the Initial International Securities.

          (b) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share of Common Stock to be paid by the Managers shall be agreed upon and set forth in the International Price Determination Agreement, dated the date hereof, and an amendment to the Registration Statement containing such information will be filed with the Commission, before the Registration Statement becomes effective.

          (c) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share of Common Stock to be paid by the Managers shall be agreed upon and set forth in the International Price Determination Agreement. In the event that the International Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 6, 7 and 8 shall remain in effect.

          (d) The Company will deliver the Initial International Securities to the Lead Managers, for the account of the Managers, at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019, or at such other place as shall be agreed upon by the Company and the Lead Managers, against payment of the gross purchase price minus an amount equal to the underwriting commission applicable to the Initial Securities as described in the Price Determination Agreement by wire transfer to the Company in U.S. dollars, in funds immediately available to the Company, at 10:00 a.m. either (i) on the third business day following the date upon which the Company shall have fulfilled all requirements which under the 1933 Act must be fulfilled to qualify the Securities for distribution and the Registration Statement shall have become effective or (ii) if the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, on the third business day after execution of the International Price Determination Agreement, or at such other time not later than ten full business days thereafter as the Lead Managers and the Company determine (such time being herein referred to as the "Closing Date"). The Initial International Securities so to be delivered will be in definitive, fully registered form in such denominations and registered in such names as the Lead Managers shall request in writing at least two full business days prior to the Closing Date, and will be made available for checking and packaging at the office of the Transfer Agent of the Company, not later than 10:00 a.m. on the business day prior to the Closing Date.

          (e) Each Sub-underwriter shall notify its Manager affiliate at least 48 hours prior to the Closing Date of the number of Securities to be sold by such Sub-underwriter and, subject to the completion of the purchase of the Securities by such Manager affiliate hereunder, such Manager affiliate agrees to sell to such Sub-underwriter, and such Sub- underwriter agrees to purchase from such Manager affiliate, at a price per Security equal to the purchase price set forth in the International Price Determination Agreement or at such purchase price less an amount to be mutually agreed upon by such Sub-underwriter and such Manager affiliate, which amount shall not be greater than the underwriting discount as set forth in the International Price Determination Agreement, such number of Securities at the Closing Date.

          (f) In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, upon written notice from the Managers and the Sub-underwriters given to the Company not more than 30 days after the date upon which the Registration Statement becomes effective or, if the Company has elected to rely on Rule 430A under the 1933 Act Regulations, the date of the International Price Determination Agreement, the Managers and the Sub- underwriters may purchase all or less than all of the International Option Securities at the purchase price per share to be paid for the Initial International Securities. The Company agrees to sell to the Managers and the Sub-underwriters the amount of International Option Securities specified in such notice and the Managers and the Sub- underwriters agree to purchase such International Option Securities. Such International Option Securities may be purchased by the Managers and the Sub-underwriters in whole or from time to time in part only for the purpose of covering over-allotments made in connection with the sale of the Initial International Securities. No International Option Securities shall be sold or delivered unless the Initial International Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the International Option Securities or any portion thereof will expire 30 days after the later of (i) the date upon which the Registration Statement becomes effective and (ii) if the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the date of the International Price Determination Agreement.

          (g) Each time of delivery of and payment for the International Option Securities, being herein referred to as a "Date of Delivery" (which may be at, but not earlier than, the Closing
Date), shall be determined by the Managers but shall be not later than three full business days after written notice of election to purchase International Option Securities is given. The Company will deliver the International Option Securities to the Managers, against payment of the gross purchase price therefor by wire transfer to the Company in immediately available funds. The International Option Securities will be in definitive form, in such denominations and registered in such names as the Managers request. Concurrently with each payment by the Managers of the gross purchase price for the International Option Securities to be purchased upon the applicable Date of Delivery in the manner described in this Section 2(f), the Company will pay to the Managers by certified or official bank check or checks in U.S. dollars, in funds available the next succeeding business day drawn to the order of Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281-1305, for the account of the Managers, an amount equal to the underwriting commission applicable to such International Option Securities.

          SECTION 3. Covenants of the Company. The Company covenants with the Managers and the Sub-underwriters as follows:

          (a) The Company will fulfill all requirements which under the securities laws of the Offering Provinces must be fulfilled to qualify the Securities for distribution in the Offering Provinces, including the preparation and filing of the supplemented prospectus pursuant to Rule 430A under the 1933 Act as applied in Canada under MJDS, not later than 5:30 p.m. (Toronto time) on August , 1996, and the filing with the Canadian Securities Commissions of all documents that are incorporated by reference in the Canadian Prospectuses (following the issuance of receipts for such Canadian Prospectuses) as nearly as practicable contemporaneously with the filing of such documents with the Commission; the Company will notify the Managers and the Sub-underwriters immediately, and confirm the notice in writing,
(i) of the effectiveness of the Registration Statement and any amendment thereto (including any posteffective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and will notify the Canadian Underwriters immediately, and confirm the notice in writing, (v) of the issuance of receipts for the Canadian Final Prospectus by the Canadian Securities Commissions and when any supplement to the Canadian Prospectus or any amended Canadian Prospectus or Supplementary Material shall have been filed, (vi) of the receipt of any comments from any Canadian Securities Commission, (vii) of any request by any Canadian Securities Commission to amend or supplement the Canadian Final Prospectus or the Canadian Prospectus or for additional information, or (viii) of the issuance by any Canadian Securities Commission of any order having the effect of ceasing or suspending the distribution of the Securities, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. The

Company will make every reasonable effort to prevent the issuance of any stop order or order having the effect of ceasing or suspending the distribution of the Securities and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will furnish to the Lead Managers, without charge, five true and correct copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, and of any Rule 462(b) Registration Statement and any amendment thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, and of any Rule 462(b) Registration Statement and any amendment thereto, as you may reasonably request.

          (c) The Company will not (i) file any amendment to the Registration Statement, any Rule 462(b) Registration Statement or amendment thereto, or make any amendment or supplement to the Prospectuses, the Canadian Prospectuses or any Supplementary Material of which you shall not previously have been advised or to which you shall reasonably object in writing after being so advised or (ii) so long as, in the written opinion of counsel for the Managers (a copy of which shall be delivered to the Company), a Prospectus or Canadian Prospectus is required to be delivered in connection with sales by any Underwriter, Sub-underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to you, as Lead Managers of the Managers, prior to such filing.

          (d) The Company will furnish to the Managers, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as the Managers may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

          (e) The Company will furnish to each Canadian Underwriter contemporaneously with the filing thereof with the Canadian
Securities Commissions a copy of the Canadian

Preliminary Prospectus, the Canadian Final Prospectus, the Canadian Prospectus and any Supplementary Material, approved, signed and certified as required by the securities laws of the Offering Provinces, and shall cause commercial copies of the Canadian Prospectus and any Supplementary Material to be delivered to each Canadian Underwriter without charge in such cities in the Offering Provinces in such numbers as such Canadian Underwriters may reasonably request as soon as possible and in any event, with respect to the Canadian Prospectus or Supplementary Material, within 24 hours of the time such material shall have been filed with the Ontario Securities Commission.

          (f) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Managers, to amend or supplement the Prospectus, the Canadian Prospectus or any Supplementary Material in order to make such document not misleading, in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus, Canadian Prospectus or any Supplementary Material (in form and substance satisfactory to counsel for the Managers so that as so amended or supplemented, the Prospectus, Canadian Prospectus or any Supplementary Material will not include an untrue statement of a material fact or omit to state a material fact necessary) in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Managers or the Canadian Underwriters, as the case may be, a reasonable number of copies of such amendment or supplement.

          (g) The Company will endeavor, in cooperation with the Lead Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Lead Managers may designate; provided, however, in each jurisdiction in which the Securities have been so qualified the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

          (h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule
158) of the Registration Statement.

          (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus and the Canadian Prospectus under "Use of Proceeds".

          (j) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the International Price Determination Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment of the Registration Statement (including an amended Prospectus), containing all information so omitted, and will fulfill all requirements which under the securities laws of the Offering Provinces must be fulfilled to qualify the Securities for distribution in the Offering Provinces, including the requirement to file a supplemented prospectus with the Canadian Securities Commissions concurrently with the filing of the amended Prospectus or post-effective amendment of the Registration Statement. If the Company has elected to rely upon Rule 430A, the Company will take such steps as it deems necessary to ascertain whether the form of Canadian Prospectus containing the Rule 430A Information was received for filing by the Canadian Securities Commissions and, in the event that any such prospectuses were not received for filing, the Company will promptly file any such prospectus not then received for filing.

          (k) Except as provided in this Agreement, the PRIDES Purchase Agreement, the shelf Registration Statement on Form S-3 No. 333-04697 relating to the shares of Class A Common Stock held by Hollinger, the shelf Registration Statement on Form S-3 relating to convertible notes of a subsidiary of the Company and options to purchase shares under the Company's 1994 Stock Option Plan, the Company will not sell, contract to sell or otherwise dispose of any Securities or any securities convertible into or exercisable or exchangeable for Securities, or grant any options or warrants to purchase Securities or any securities convertible into or exercisable or exchangeable for Securities, for a period of 90 days after the date of the Prospectus, without the prior written consent of Merrill Lynch.

          (l) For a period of three years after the Closing Date the Company will furnish to the Managers and the Sub- underwriters copies of all reports and communications delivered to the Company's stockholders or to holders of the Securities as a class and will also furnish copies of all reports (excluding exhibits) filed with the Commission on Form 8-K, 10-Q and 10-K, and all other reports and information furnished to its stockholders generally, at the time such reports are furnished to stockholders generally.

          SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed, and of each amendment thereto, (ii) the printing of this Agreement, the International Price Determination Agreement and any Legal Investment Survey, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Managers, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f), including filing fees and the fee and the disbursements of counsel for the Managers in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Managers and the Sub- underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, the preliminary prospectus, the Prospectus, the Canadian Preliminary Prospectus, the Canadian Prospectus, and any Supplementary Material and any amendments or supplements thereto, (vii) the printing and delivery to the Managers of copies of the Blue Sky Survey, (viii) the filing fee of the National Association of Securities Dealers, Inc. and (ix) the fees incurred with the additional listing application for the Common Stock on the New York Stock Exchange.

          If this Agreement is terminated by the Managers in accordance with the provisions of Section 5, Section 9(a) or Section 11 hereof, the Company shall reimburse the Managers and the Sub-underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Managers.

          SECTION 5. Conditions of the Managers' Obligations. The obligations of the Managers hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 p.m. on the date hereof, or with the consent of the Lead Managers, at a later time and date, not later, however, than 5:30 p.m. on the first business day following the date hereof or at such later time and date as may be approved by the Lead Managers; the Canadian Final Prospectus shall have been filed with the Canadian Securities Commissions and receipts obtained therefor not later than 5:30 p.m. (local time) on the second business day following the day of this Agreement; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and no order having the effect of ceasing or suspending the distribution of the Securities shall have been issued by any Canadian Securities Commission nor shall any proceedings for any such purpose have been initiated or threatened by any of the Canadian Securities Commissions. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Lead Managers of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations, and a supplemented prospectus containing such omitted information shall have been filed with the Canadian Securities Commissions in accordance with the MJDS procedures.

          (b) At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus and the Canadian Prospectus, any material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the Vice President and Chief Financial Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission, and (v) no order having the effect of ceasing or suspending the distribution of the Securities has been issued by any Canadian Securities Commission and no proceedings for any such purpose have been initiated or threatened by any of the Canadian Securities Commissions. As used in this Section 5, the terms "Prospectus" and "Canadian Prospectus" mean the Prospectus and the Canadian Prospectus, respectively, in the forms first used to confirm sales of Securities.

          (c) You shall have received on the Closing Date an opinion of Kirkpatrick & Lockhart LLP, counsel for the Company, dated the Closing Date and addressed to you, as the Lead Managers for the Managers, and to the Sub-underwriters to the effect that:

          (i) The Company and each of the United States Subsidiaries (the "U.S. Subsidiaries") is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the Canadian Prospectus (and any amendment or supplement thereto), and is duly qualified as a foreign corporation for the transaction of business in and is in good standing under the laws of each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, considered as one enterprise.

          (ii) All the outstanding shares of capital stock of each of the U.S. Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record by the Company directly, or indirectly through one of the other U.S. Subsidiaries, and are not subject to any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any adverse claims within the meaning of the Uniform Commercial Code, except, to the extent set forth in the Registration Statement and the Prospectus, currently existing liens, claims and security interests of creditors and liens, claims and security interests pursuant to the terms of the Amended Publishing Credit Facility and the AP-91 Senior Notes.

          (iii) The authorized and outstanding capital stock of the Company to be in effect as of the Closing is as set forth under the caption "Capitalization" in the Prospectus and the Canadian Prospectus; and the authorized capital stock of the Company as of the Closing Date conforms in all material respects as to legal matters to the description thereof contained in the Prospectus and the Canadian Prospectus under the caption "Description of Capital Stock".

          (iv) All the shares of capital stock of the Company outstanding prior to the issuance of the Securities have been duly authorized and validly issued, and are fully paid and nonassessable.

          (v) The Registration Statement and all post-effective amendments, if any, have become effective under the 1933 Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

          (vi) The Company has corporate power and authority to enter into this Agreement and to issue, sell and deliver the Securities to the Managers as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company.

          (vii) Neither the Company nor any of the U.S. Subsidiaries is in violation of its certificate or articles of incorporation or its respective by-laws or, to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness to which the Company or any U.S. Subsidiary is a party and that is included as an exhibit to, or otherwise described or summarized in, the Registration Statement, except as may be disclosed in the Prospectus and the Canadian Prospectus and except for defaults under existing indebtedness of the Company or any U.S. Subsidiary as to which consents or waivers have been obtained prior to the Pricing Time.

          (viii) Neither the offer, sale or delivery of the Securities, the execution, delivery or performance of this Agreement, compliance by the Company with the provisions of this Agreement, nor consummation by the Company of the transactions contemplated hereby violates the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or any of the U.S. Subsidiaries or constitutes a breach of or default under any agreement, indenture, lease or other instrument to which the Company or any of the U.S. Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement (except for defaults under existing indebtedness of the Company or any U.S. Subsidiary as to which consents or waivers have been obtained prior to the Pricing Time), or is material and is known to such counsel after reasonable inquiry, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the U.S. Subsidiaries, nor will any such action violate any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, that names the Company or any of the U.S. Subsidiaries and is specifically directed to any of them or any of their respective properties.

          (ix) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official in the United States is required on the part of the Company (except as have been obtained under the 1933 Act, the Exchange Act and the 1939 Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Securities) for the valid issuance and sale of the Securities by the Company to the Managers as contemplated by this Agreement.

          (x) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the 1933 Act and the Registration Statement, the Prospectus, the Canadian Prospectus and any Supplementary Material have been prepared in accordance with U.S. disclosure requirements as interpreted and applied by the Commission.

          (xi) None of the documents incorporated by reference into the Prospectus and the Canadian Prospectus (other than the Rule 430A Information) is required under the laws of the United
     States to be delivered to offerees or purchasers of the Securities.

          (xii) To the best knowledge of such counsel after reasonable inquiry, (A) other than as described or contemplated in the Prospectus and the Canadian Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the U.S. Subsidiaries, or to which the Company or any of the U.S. Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectus and the Canadian Prospectus (or any amendment or supplement thereto), and (B) there are no material agreements, contracts, indentures, leases or other instruments to which the Company or any U.S.

     Subsidiary is a party, that are required to be described in the Registration Statement or the Prospectus and the Canadian Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be.

          (xiii) The statements in the Registration Statement, the Prospectus and the Canadian Prospectus, insofar as they are descriptions or summaries of contracts, agreements or other legal documents to which the Company or any U.S. Subsidiary is a party, or are statements of law or legal conclusions (other than matters of English, Canadian, Australian or Israeli law), are accurate in all material respects and present fairly the information required to be shown.

          (xiv) Except for the registration rights granted to certain lenders and described in Registration Statement No. 333-04697 of the Company and the registration rights under the agreement dated as of May 30, 1996 among the Company and Toronto Dominion Investments, Inc., no holder of any security of the Company or, to the best knowledge of such counsel after reasonable inquiry, any other person has any right, contractual or otherwise, to have any securities included in the Registration Statement or the right, because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, to require registration of any security of the Company under the Act.

          (xv) Except as described in the Prospectus and the Canadian Prospectus, there is no holder of any security of the Company or, to the best knowledge of such counsel after reasonable inquiry, any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Securities or the right to have any securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the 1933 Act of any securities of the Company.

          (xvi) The section of the Canadian Prospectus captioned
     "Certain United States Tax Considerations for Non-United States Holders" is accurate in all material respects and fairly summarizes the information required to be disclosed therein.

          (xvii) Although counsel cannot opine as to factual matters, and the character of determinations involved in the registration process is such that counsel cannot pass upon and assume any responsibility for the accuracy or completeness of the information contained in the Registration Statement, the Prospectus and the Canadian Prospectus, counsel shall advise the Managers that on the basis of its review of the Registration Statement, the Prospectus and the Canadian Prospectus and its participation in the preparation thereof (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company) that counsel has no reason to believe that (A) the Registration Statement (except for the financial statements and notes thereto and the schedules and other financial or statistical data included therein or omitted therefrom, as to which counsel need express no opinion), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus and the Canadian Prospectus (except for the financial statements and notes thereto and the schedules and other financial or statistical data included therein or omitted therefrom, as to which counsel need express no opinion) at the time each of the Prospectus and the Canadian Prospectus was issued, includes an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; also, that counsel has no reason to believe, based upon the procedures described above, that any of the Registration Statement, the Prospectus or the Canadian Prospectus (except for the financial statements and notes thereto and the schedules and other financial or statistical data included therein or omitted therefrom, as to which counsel need express no opinion) as of the date and time of delivery of counsel's opinion contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States, the Commonwealth of Pennsylvania or the Delaware General Corporation Law, provided that (1) each such local counsel is acceptable to the Lead Managers, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriter and is, in form and substance satisfactory to the Underwriter and its counsel, and (3) counsel shall state in their opinion that they believe that they and the Managers are justified in relying thereon. Counsel also may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials. Copies of all such certificates shall be furnished to counsel for the Managers on the Closing Date. Such opinion may state that it is limited to the laws of the Commonwealth of Pennsylvania (excluding the conflict of laws rules), the Delaware Business Corporation Law and the Federal securities laws of the United States, and that such counsel expresses no opinion as to any other laws and further that such opinions are being given as if the Purchase Agreement was governed by Pennsylvania law.

          (d) You shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, counsel for the Managers, dated the Closing Date and addressed to you, as the Lead Managers for the Managers, and to the Sub- underwriters as to such matters as the Lead Managers may reasonably request.

          (e) You shall have received on the Closing Date an opinion of Clifford, Chance, special English counsel for the Company, dated the Closing Date and addressed to you, as Lead Managers for the Managers, and to the Sub-underwriters to the effect that:

          (i) Each of DTH, FDTH and Telegraph is a company duly incorporated and validly existing under the laws of England, with corporate power and authority to own, or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus.

          (ii) All the issued shares in the capital of DTH, FDTH and Telegraph have been duly authorized, validly issued credited as fully paid.

          (iii) Neither the offer, sale or delivery of the Securities, the execution, delivery or performance of the Purchase Agreement, compliance by the Company with the provisions of the Purchase Agreement, nor consummation by the Company of the transactions contemplated hereby (i) violates the memorandum or articles of association of DTH, FDTH or Telegraph or (ii) constitutes a breach of or default by FDTH, DTH or Telegraph under any Scheduled Agreement
     (iii) nor does any such action violate any existing English law, regulation, judgment, injunction, order or decree known to such counsel that names DTH, FDTH or Telegraph and, in the case of this subparagraph (iii), would have a material adverse effect on the condition (financial or other) or business, properties, net worth or results of operations of the Company and its subsidiaries considered as one enterprise.

          (iv) Argsub Limited is a company duly incorporated and validly existing under the laws of England, with corporate power and authority to own or lease its properties and to conduct its business as described in the Prospectus; all the preference shares in the capital of Argsub Limited of the series issued to DTH in exchange for the FDTH Preference Shares previously held by DTH have been duly authorized and validly issued credited as fully paid.

          In rendering their opinion as aforesaid, counsel's opinion shall be limited to the laws of England; provided that such counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than England, provided that (1) each such local counsel is acceptable to the Managers, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Managers and is, in form and substance satisfactory to the Managers and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Managers are justified in relying thereon.

          (f) The Canadian Underwriters shall have received on the Closing Date an opinion of Tory Tory DesLauriers & Binnington,
Canadian counsel for the Company, dated the Closing Date and addressed to the Canadian Underwriters, to the effect that:

          (i) The Company satisfies the eligibility requirements in order to use the MJDS to distribute securities in the Offering Provinces; the Canadian Prospectus, the Supplementary Material, and any supplements or amendments thereto (including the Rule 430A Information, but excluding the financial statements and the notes thereto and the other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the MJDS.

          (ii) Receipts have been obtained in respect of the Canadian Final Prospectus from the Canadian Securities Commissions and all necessary documents have been filed, all necessary proceedings have been taken and all necessary authorizations, approvals, permits and consents have been obtained under the securities laws of the Offering Provinces to permit the Securities to be offered, sold and delivered in the Offering Provinces by or through persons registered under such applicable legislation.

          (iii) To the knowledge of such counsel, no order having the effect of ceasing or suspending the distribution of the Securities has been issued by any of the Canadian Securities Commissions and no proceedings for that purpose have been instituted or are pending or contemplated.

          (iv) The Insurance Companies Act (Canada) and the Regulations thereunder would not, subject to compliance with the prudent investment standards contained therein and the general investment provisions thereof, preclude an investment in the Securities as of the Closing Date by a company regulated by Part IX of that Act, provided that such company has established investment and lending policies, standards and procedures pursuant to that Act and that an investment in the Securities is in conformity with such investment and lending policies, standards and procedures.

          (v) The Insurance Companies Act (Canada) and the Regulations thereunder would not, subject to compliance with the prudent investment standards contained therein and the general investment provisions thereof, preclude a foreign company regulated by Part XIII of that Act from vesting in trust, as of the Closing Date, the

     Securities, provided that such foreign company has established investment and lending policies, standards and procedures pursuant to that Act and that vesting in trust the Securities is in conformity with such investment and lending policies, standards and procedures.

          (vi) The Trust and Loan Companies Act (Canada) and the Regulations thereunder, would not, subject to compliance with the prudent investment standards contained therein and the general investment provisions thereof, preclude an investment in the Securities as of the Closing Date by a company (as defined in section 2 thereof), provided that such company has established investment and lending policies, standards and procedures pursuant to that Act and that an investment in the Securities is in conformity with such investment and lending policies, standards and procedures.

          (vii) The Pension Benefits Standards Act, 1985 (Canada) and the Regulations thereunder would not, subject to compliance with the general investment provisions thereof, preclude the funds of a pension plan registered under that Act from being invested in the Securities as of the Closing Date, provided that if and when a written statement of investment policies and procedures in respect of such plan's portfolio of loans and investments has been established in accordance with such Regulations, the Securities are within a category of investment specifically permitted in such statement of investment policies and procedures.

          (viii) The Loan and Trust Corporations Act (Ontario) and the Regulations thereunder would not, subject to compliance with prudent investment standards contained therein and the general investment provision thereof, preclude the funds received as deposits under section 155 of that Act by loan corporations and trust corporations registered under that Act from being invested in the Securities as of the Closing Date, without resorting to the provisions of section 166 of that Act.

          (ix) The Pension Benefits Act (Ontario) and the Regulations thereunder would not, subject to compliance with the prudent investment standards contained therein and the general investment provisions thereof, preclude the funds of a pension plan registered under that Act from being invested in the Securities as of the Closing Date provided that the Securities are within a category or sub-category of investment specifically permitted and for which guidelines are established in the statement of investment policies and goals filed under that Act for such plan and the investment complies with such guidelines.

          (x) The Financial Institutions Act (British Columbia) and the Regulations thereunder would not, subject to compliance with the prudent investment standards contained therein and the general investment provisions thereof, preclude a financial institution (as defined in section 1 of that Act) from making investments in the Securities as of the Closing Date provided that such financial institution has established and filed a written investment and lending policy which complies with that Act and its Regulations and such prudent investment standards and that the investment by such financial institution in the Securities is consistent with such policy.

          (xi) The Pension Benefits Standards Act (British Columbia) and the Regulations thereunder would not, subject to compliance with the general investment provisions and restrictions set out therein and in Schedule III to the Pension Benefits Standards Regulations, 1985 (Canada), SOR/87-19 as it read on July 1, 1993 ("Schedule III"), preclude the funds of a pension plan registered under that Act from being invested in the Securities as of the Closing Date, provided that a written statement of investment policies and procedures in respect of such plan's portfolio of loans and investments has been established in accordance with that Act and its Regulations and Schedule III thereto and that the investment by the plan in the Securities is in conformity with such investment policies and procedures.

          (xii) The Insurance Act (Manitoba) would not, subject to compliance with the prudent investment standards and general investment provisions contained therein applicable to a company which has obtained an order under section 53 of the Insurance Companies Act, 1985 (Canada) and its Regulations (the "Federal Legislation"), preclude an insurer incorporated and licensed under that Act from investing its surplus funds and reserves in the Securities as of the Closing

     Date, provided that such insurer has established investment and lending policies, standards and procedures pursuant to the Federal Legislation and that an investment in the Securities is in conformity with such investment and lending policies, standards and procedures.

          (xiii) The Pension Benefits Act, 1992 (Saskatchewan) and the Regulations thereunder (the "Saskatchewan Legislation") would not, subject to compliance with the prudent investment standards contained therein and restrictions set out in the Regulations made pursuant to the Pension Benefits Standards Act (Canada), SOR/87-19 as it read on July 1, 1993 (the "Federal Regulations"), preclude the funds of a pension plan registered under the Saskatchewan Legislation from being invested in the Securities as of the Closing Date, provided the Securities are within the category of investments specifically permitted in a written statement of investment policies and procedures in respect of such plan's portfolio of loans and investments established in accordance with the Federal Regulations and filed pursuant to the Saskatchewan Legislation.

          (xiv) The provisions of the Loan and Trust Corporations Act (Alberta) would not, subject to compliance with the prudent investment standards and the applicable quantitative limitations set out in such Act, preclude a provincial corporation (as defined under such Act) from investing funds received as deposits (excluding funds, other than deposits, held by it as a fiduciary) from being invested in the Securities on the Closing Date without resorting to the "basket provisions" of such Act.

          (xv) As of the Closing Date, the Securities will be qualified investments for a trust governed by a registered retirement savings plan, a deferred profit savings plan or a registered retirement income fund (collectively, "deferred income plans") under the Income Tax Act (Canada).

          (xvi) The Securities will be foreign property (as defined in the Income Tax Act (Canada)) for the purposes of Part XI of that Act, which imposes a special tax on deferred income plans, registered investments and other tax-exempt entities, including most registered pension funds or plans. A deferred income plan or tax-exempt entity will be subject to a tax if, at the end of any month, the aggregate cost amount of all its foreign property exceeds 20% of the aggregate cost amount of all its property and an amount in respect of its investment in prescribed small businesses.

          In rendering their opinion as aforesaid, counsel's opinion shall be limited to the laws of Ontario and the federal laws of Canada applicable therein; provided that such counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than Ontario, provided that (1) each such local counsel is acceptable to the Canadian Underwriters, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Canadian Underwriters and is, in form and substance, satisfactory to the Canadian Underwriters and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Canadian Underwriters are justified in relying thereon. In addition, such counsel may rely upon an opinion of Kirkpatrick & Lockhard LLP, counsel to the Company, to the effect that the Registration Statement, the Prospectus, the Canadian Prospectus and any Supplementary Material have been prepared in accordance with U.S. disclosure requirements as interpreted and applied by the Commission.

          (g) The Canadian Underwriters shall have received on the Closing Date an opinion of McMillan Binch, special Canadian counsel for the Managers and certain of their affiliates, dated the Closing Date and addressed to the Canadian Underwriters, as to such matters as the Canadian Underwriters may reasonably request.

          In rendering their opinion as aforesaid, counsel's opinion shall be limited to the laws of Ontario and the federal laws of Canada applicable therein; provided that such counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than Ontario, provided that (1) each such local counsel is acceptable to the Canadian Underwriters, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Canadian Underwriters and is, in form and substance, satisfactory to the Canadian Underwriters, and (3) counsel shall state in their opinion that they believe that they and the Canadian Underwriters are justified in relying thereon. In addition, such counsel may rely upon an opinion of Cravath, Swaine & Moore, counsel to the Managers, to the effect that the Registration Statement, the Prospectus, the Canadian Prospectus and any Supplementary Material have been prepared in accordance with U.S. disclosure requirements as interpreted and applied by the Commission.

          (h) You shall have received letters addressed to you, as Lead Managers for the Managers, and to the Sub- underwriters dated the date hereof and the Closing Date from KPMG Peat Marwick LLP, independent certified public accountants for the Company, substantially in the forms heretofore approved by you.

          (i) At the Closing Date and at each Date of Delivery, if any, counsel for the Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Managers and counsel for the Managers.

          (j) At the Closing Date, you shall have received agreements substantially in the form of Exhibit B hereto, dated the Closing Date and signed by the Company, Hollinger and certain executive officers and directors of the Company named therein.

          (k) You shall have received a letter from Hollinger, addressed to the Managers and the Sub- underwriters and verifying that Hollinger believes, based on preliminary calculations as of June 30, 1996, that it is in compliance at such date with the Debt-to-Equity Ratio set forth in the DTH and FDTH Preference Shares (as such term is defined in the Registration Statement).

          (l) You shall have received evidence acceptable to counsel for the Managers that the Company's Scheme (as such term is defined in the Prospectus) for the acquisition of the Telegraph has received the approval of an English court of competent jurisdiction and consequently become effective.

          (m) In the event that the Managers and the Sub-underwriters exercise their option provided in Section 2(e) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers and the Sub- underwriters shall have received:

          (i) A certificate, dated such Date of Delivery, of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Date of Delivery.

          (ii) The favorable opinion of Kirkpatrick & Lockhart LLP, counsel for the Company, in form and substance satisfactory to counsel for the Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (iii) The favorable opinion of Clifford Chance, special English counsel for the Company, in form and substance satisfactory to counsel for the Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e).

          (iv) The favorable opinion of Cravath, Swaine & Moore, counsel for the Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(d) hereof.

          (v) The favorable opinion of Tory Tory DesLauriers & Binnington, Canadian counsel for the Company, in form and substance satisfactory to counsel for the Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

          (vi) The favorable opinion of McMillan Binch, Canadian counsel for the Managers and the Sub- underwriters, dated such Date of Delivery, relating to the International Option
     Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

          (vii) A letter from KPMG Peat Marwick LLP, in form and substance satisfactory to the Managers and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Managers pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(m)(v) shall be a date not more than five days prior to such Date of Delivery.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Managers and the Sub-underwriters by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4.

          SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless the Managers and the Canadian Sub-underwriters and each person, if any, who controls the Managers and the Canadian Sub-underwriters within the meaning of Section 15 of the 1933 Act to the extent and in the manner set forth in clauses
(i), (ii) and (iii) below:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, and any information contained in a Rule 462(b) Registration Statement or any amendments thereto, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Lead Managers, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) and (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Managers or the Sub-underwriters expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, the Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto); and the parties agree that the statements set forth in the last paragraph on the cover page, the legends on the inside cover page, the statements in the third paragraph under the caption "Underwriting" in the Prospectus and the Canadian Prospectus, and the information as to ownership of the Canadian Underwriters set forth on the Certificate of the Underwriters in the Canadian Prospectus, constitute the only information so furnished.

          (b) Each Manager and Sub-underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement (or amendment thereto) or any preliminary prospectus, the Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Managers or the Sub-underwriters expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, the Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto).

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which an indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company on the one hand and the Managers and the Sub- underwriters on the other hand shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company on the one hand and the Managers and the Sub-underwriters on the other hand, as incurred, in such proportions that (a) the Managers and the Sub-underwriters are responsible for that portion represented by the percentage that the underwriting commission appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, and
(b) the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Managers and the Sub- underwriters within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Managers and the Sub-underwriters, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the International Price Determination Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Manager, Sub-underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Managers.

          SECTION 9. Termination of Agreement. (a) The Managers may terminate this Agreement by notice to the Company at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which on the financial markets of the United States or internationally is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended by the Commission or any of the Canadian Securities Commissions, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission, the Canadian Securities Commissions or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter. As used in this Section 10(a), the term "Prospectus" means the Prospectus or the Canadian Prospectus, as applicable, in the form first used to confirm sales of the Securities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6 and 7 shall remain in effect.

          SECTION 10. Default by One or More of the Managers. If one or more of the Managers shall fail at the Closing Date to purchase the Securities that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted Securities"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities, the non-defaulting Managers shall be obligated to purchase the full amount thereof in the proportions that their respective Securities underwriting obligation proportions bear to the underwriting obligation proportions of all non-defaulting Managers, or

          (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities, this Agreement shall terminate without liability on the part of any non-defaulting Managers.

          No action taken pursuant to this Section 10 shall relieve any defaulting Manager (?) from liability in respect of its default.

          In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, Prospectus or Canadian Prospectus or in any other documents or arrangements. As used herein, the term Manager includes any person substituted for a Manager under this Section 10.

          SECTION 11. Default by the Company. If the Company shall fail at the Closing Date or at the Date of Delivery to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

          No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

          SECTION 12. Notices. Unless otherwise specifically indicated herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Managers shall be directed to Merrill Lynch at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281, attention of Syndicate Operations; notices to the Sub-underwriters shall be directed to Merrill Lynch Canada at Merrill Lynch Canada Tower, 200 King Street West, Toronto, Ontario, M5H 3W3, attention of Secretary; and notices to the Company shall be directed to it at 401 North Wabash Avenue, Chicago, Illinois 60611, attention of President or Secretary.

          SECTION 13. Parties. This Agreement and the International Price Determination Agreement shall each inure to the benefit of and be binding upon the Managers, its Sub- underwriters and the Company and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement or the International Price Determination Agreement is intended or shall be construed to give any person, firm or corporation, other than the Managers, the Sub-underwriters and the

Company and their respective successors, heirs and legal representatives, and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the International Price Determination Agreement or any provision herein or therein contained. This Agreement and the International Price Determination Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Managers, the Sub-underwriters and the Company and their respective successors, heirs and legal representatives and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Managers shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14. Governing Law and Time. This Agreement and the International Price Determination Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Managers, the Sub-underwriters and the Company in accordance with its terms.


                                             Very truly yours,

                                             HOLLINGER INTERNATIONAL INC.

                                               by
                                                 ___________________________
                                                 J. A. Boultbee
                                                 Vice President and Chief
                                                   Financial Officer


Confirmed and accepted as of
the date first above written:


MERRILL LYNCH INTERNATIONAL
  Merrill Lynch, Pierce,
  Fenner & Smith Incorporated

BEAR, STEARNS & CO.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
CIBC WOOD GUNDY SECURITIES PLC
TD SECURITIES INC.

By:  MERRILL LYNCH INTERNATIONAL
       Merrill Lynch, Pierce,
       Fenner & Smith Incorporated


     By
       _________________________


For themselves and
as Lead Managers for the
other Managers.

MERRILL LYNCH CANADA INC.

By: _______________________

CIBC WOOD GUNDY SECURITIES INC.


BY:_________________________

                                                             Exhibit A






                    HOLLINGER INTERNATIONAL INC.
                      (a Delaware corporation)

                   Shares of Class A Common Stock

             International Price Determination Agreement



                                                               , 1996

MERRILL LYNCH INTERNATIONAL
BEAR, STEARNS INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
CIBI WOOD GUNDY SECURITIES PLC
TD SECURITIES INC.
   Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated

   As Lead Managers of the several Managers
MERRILL LYNCH CANADA INC.
CIBI WOOD GUNDY SECURITIES INC.
   As Sub-underwriters

c/o Merrill Lynch International
    Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
Ropemaker Place
25 Ropemaker Street
London ECZ4
9D4
England

Ladies and Gentlemen:

          Reference is made to the Purchase Agreement dated , 1996 (the "Purchase Agreement") among Hollinger International Inc., a Delaware corporation (the "Company") and the several Managers named in Schedule I thereto or hereto (the "Managers"), for whom Merrill Lynch International, Bear, Stearns International Limited, Donaldson, Lufkin & Jenrette Securities Corporation, CIBC Wood Gundy Securities plc and TD Securities Inc. are acting as representatives (the "Lead Managers") and the Sub-underwriters (as defined below). The Purchase Agreement provides for the purchase by the Managers from the Company, subject to the terms and conditions set forth therein, of an aggregate of shares (the "Initial International Securities") of the Company's Class A Common Stock, par value $.01 per share. The Company understands that a portion of the Securities may be offered and sold by Merrill Lynch Canada Inc. and CIBC Wood Gundy Securities Inc. (collectively, the "Sub- underwriters") on a sub-underwritten basis. This Agreement is the International Price Determination Agreement referred to in the Purchase Agreement.

          Pursuant to Section 2 of the Purchase Agreement, the undersigned agree with the Lead Managers as follows:

               1. The public offering price per share for the Initial International Securities shall be $.

               2. The purchase price per share for the Initial
          International Securities to be paid by the several
          Managers shall be $ , representing an amount equal to the public offering price set forth above, less per $ share.

          The Company represents and warrants to each of the Managers and the Sub-underwriters that the representations and warranties of the Company set forth in Section 1(a) of the Purchase Agreement are accurate as though expressly made at and as of the date hereof.

          As contemplated by Section 2 of the Purchase Agreement, attached as Schedule I is a completed list of the several Managers, which shall be a part of this Agreement and the Purchase Agreement.

          THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE
OF NEW YORK.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Purchase Agreement shall be a binding agreement among the Managers, the Sub-underwriters and the Company in accordance with its terms and the terms of the Purchase Agreement.

                                        Very truly yours,

                                        HOLLINGER INTERNATIONAL INC.


                                        By____________________________
                                          J. A Boultbee
                                          Vice President and Chief
                                          Financial Officer

Confirmed and accepted as of
  the date first above written:


MERRILL LYNCH INTERNATIONAL
BEAR, STEARNS INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
CIBC WOOD GUNDY SECURITIES PLC
TD SECURITIES INC.

By:  MERRILL LYNCH INTERNATIONAL
        Merrill Lynch, Pierce, Fenner & Smith Incorporated


     By_______________________


For themselves and as Lead Managers of
the other Managers named in Schedule I
attached hereto.

MERRILL LYNCH CANADA INC.

By: _______________________


CIBC WOOD GUNDY SECURITIES INC.


BY:_________________________

                             SCHEDULE I


                                                              Shares
                                                            of Common
                                                              Stock
                                                              to Be
                                Managers                    Purchased

    Merrill Lynch International. . . . . . . . . . . .

    Bear,Stearns International Limited.  . . . . . . .
    Donaldson, Lufkin & Jenrette
          Securities Corporation . . . . . . . . . . .
    CIBC Wood Gundy Securities plc . . . . . . . . . .      _____________
    Toronto Dominion Securities Inc. . . . . . . . . .

    Total. . . . . . . . . . . . . . . . . . . . . . .          2,000,000
                                                            =============

                             SCHEDULE II


      Significant Subsidiaries of Hollinger International Inc.


1. Hollinger International Publishing Holdings Inc. is incorporated in Delaware and is a wholly owned subsidiary of Hollinger International Inc.

2. Hollinger International Publishing Inc. is incorporated in Delaware and is a wholly owned subsidiary of Hollinger International Publishing Holdings Inc.

3. The Sun-Times Company is incorporated in Delaware and is a wholly owned subsidiary of Hollinger International
         Publishing Inc.

4. Chicago Sun-Times, Inc. is incorporated in Delaware and is a wholly owned subsidiary of The Sun-Times Company.

5. American Publishing Company is incorporated in Delaware and is a wholly owned subsidiary of Hollinger
         International Publishing Inc.

6.       American Publishing (1991) Inc. is incorporated in
         Delaware and is a wholly owned subsidiary of American
         Publishing Company.

7.       American Publishing Holdings Inc. is incorporated in
         Delaware and is a wholly owned subsidiary of American
         Publishing Company.

8. APAC-95 Inc. is incorporated in Delaware and is a wholly owned subsidiary of American Publishing Company.

9. TelHoldco Inc. is incorporated in Delaware and is a wholly owned subsidiary of Hollinger International
         Publishing Inc.

10. DT Holdings Limited is an English company and is a wholly owned subsidiary (excluding preference shares) of Hollinger International Publishing Inc.

11. First DT Holdings Limited is an English company and is a wholly owned subsidiary (excluding preference shares) of DT Holdings Limited.

12. The Telegraph plc is an English company and a subsidiary of First DT Holdings Limited.

13. John Fairfax Holdings limited is an Australian company and is an indirect subsidiary of The Telegraph plc.